Exhibit 99.1

First National Bank of the South Appoints Greenville Regional Board

GREENVILLE, S.C., Jan. 30 /PRNewswire-FirstCall/ -- First National Bank of the South reported today that it has formed a regional board of directors for the Greenville, South Carolina market area.

Jerry L. Calvert, President & CEO, said, "We are pleased to announce the appointment of ten business and community leaders who will form our Greenville Regional Board. The addition of this group of individuals, along with our corporate board of directors in Spartanburg and our Charleston regional board, will further enhance our market intelligence throughout our state."

The primary purpose of the Greenville Regional Board is to serve as First National's ambassadors to the community, providing insight on the financial needs of the area so that First National can provide the best service possible to its customers. The board will meet periodically to discuss the bank's current activities in the Greenville market and suggest future avenues for continued success and growth.

Barry D. Starling, Senior Vice President and Western Regional Executive Officer, said, "These well-respected and successful community leaders will be a valuable resource as we develop our existing Greenville branches and seek out new opportunities. With their support, we plan to expand our banking services throughout this dynamic market."

First National opened its Greenville Market Headquarters on Pelham Road in June of 2007 after operating a temporary office in a nearby location since October of 2006. The bank opened its second Greenville market office in Greer on West Wade Hampton Boulevard in September of 2007.

First National Bank of the South's Greenville Regional Board consists of the following members:

Mr. William Ronald (Ron) Cann - Mr. Cann is the Principal of Cann Financial Corporation, which provides financial and accounting services to a wide range of clients including, service, retail and medical. He has over 30 years of financial experience, having worked for companies such as Profitlab, Inc., Datascan, Inc. and Dial Page, Inc., all in Greenville, SC. Cann is a graduate of Clemson University with a B.A. in Education - Mathematics and a master of accountancy from the University of South Carolina. In addition to his financial experience, he is a U.S. Army Veteran and currently works for Webster University in Greenville as an Adjunct Professor of accounting.

Mr. Robert A. (Bobby) Dobson, III - Mr. Dobson graduated valedictorian from the University of South Carolina and the School of Law at the University of South Carolina and was admitted to the South Carolina Bar in 1962. He became licensed as a Certificate of Certified Public Accountant in 1964 and was employed as President and Tax Attorney by Dobson & Dobson, Attorneys at Law from 1969 to 1993. Since 1993, Dobson has been involved in private investment management and volunteer activities and serves as Chairman of Dobson Ministries, a non-profit Christian ministry that provides religious audio and video tapes to shut-ins and children. He also serves as the Chairman of the Board of Directors of Homeless Children International, Inc. and as Vice Chairman of the Jesus Video Project of South Carolina, as well as leading numerous other religious, fraternal and community organizations. Dobson was awarded an Honorary Doctorate of Public Service from Limestone College in 2002.

Mr. Mark B. Johnston - Mr. Johnston is co-founder and CEO of Community Journals LLC, publisher of the Greenville, Spartanburg and Anderson Journals and manager of the Company's magazine group. Prior to launching the Journal, he worked as Vice President of Advertising for The Greenville News and was Director of Marketing for the Suburban Journals of Greater St. Louis. Johnston is a graduate of the University of Kansas and earned an M.B.A from Rockhurst College in Kansas City, Kansas.

Mr. Nicholas J. (Nick) LeGrand - Mr. LeGrand is a retired retail executive having worked over 30 years with The Kroger Co. and BI-LO, LLC in various executive positions and serving the last 15 as Regional Vice President. Currently residing in Greer, SC, he holds a B.S. degree from the University of Akron. LeGrand is a former member of the executive committees for The United Way, the Metropolitan YMCA and the American Cancer Society in Chattanooga, TN, and he has previously served as the President of Safe Harbor of Greenville. In 2008, he will serve as Chairman of the Board of Directors for Meals on Wheels of Greenville.

Mr. A. Foster McKissick - Mr. McKissick, a graduate of the Citadel, is President of Fairway Management of Anderson, LLC, Fairway Investments, LLC, and Fairway Ford, Inc., both in Greenville, SC. Professionally, he is involved on the boards of the South Carolina Automobile Dealers Association and the Carolina Ford Dealers Advertising Association. McKissick also serves on a number of civic boards, in addition to serving as an executive board member of the Blue Ridge Council, Boy Scouts of America.

Dr. Emmanuel U. (Emile) Sarmiento - Dr. Sarmiento is a physician with Allergic Disease & Asthma Center, P.A. A native of Manila, Philippines, he studied medicine at the Far Eastern University of Manila. He later performed his internship and residency, and an adult/child allergy clinical immunology fellowship, at Rush Medical College in Chicago, Illinois. Sarmiento was voted "Most Outstanding Pediatric Resident" in 1991 and won the 1992 Alan Feinberg Award for best research, given by the Illinois Society of Allergy and Asthma. He is board certified in Pediatrics, Allergy, Asthma and Clinical Immunology.

Mr. W. Lindsay Smith - Mr. Smith is an attorney, specializing in Commercial Real Estate, Commercial Lending, Secured Transactions and Title Insurance, with Womble Carlyle Sandridge & Rice in Greenville. He graduated from Furman University with a B.S. degree in Political Science, the School of Law at the University of South Carolina and was admitted to the South Carolina Bar in 1977. Smith has been a Fellow with the American College of Mortgage Attorneys and was named to Woodward/White Inc.'s The Best Lawyers in America rankings under Real Estate Law for over 10 years. He is an active alumnus of Furman University and presently serves as the President of the Furman University Foundation, Inc., which manages real estate and other non-cash gifts to the University.

Mr. Ronnie Strange - Mr. Strange, a Greer native, is the owner of CRC Scrap, LLC in Duncan, SC. He previously served as the owner of A&R Auto Parts in Duncan for 32 years. Strange was also a member of the board at the Zoar Fire Department for four years.

Mr. Billy Weaver - Mr. Weaver is the Principal/Owner of Harley-Davidson Greenville. A Spartanburg native, he graduated from Georgia Tech in Atlanta. In the past, Weaver has been in the restaurant, automobile and Harley-Davidson businesses and is currently a partner in two car dealerships: Leader Ford and Lake Keowee Chrysler-Dodge in Seneca, SC.

Mr. R. Lynn Yeargin - Mr. Yeargin, a life-long resident of Greenville, graduated from Clemson University with honors in 1976. In 1984, he launched Yeargin Construction, which later merged with Potter Shackelford Construction, Inc. to form Yeargin Potter Shackelford Construction, Inc. The firm specializes in industrial, institutional, commercial, retail, healthcare, church, multi-family and design/build work. Yeargin has served on the Clemson Board of Visitors, the Boards of the Upstate Red Cross, YMCA-Camp Greenville and Pendleton Place and on the Advisory Boards of First National Bank of South Carolina and Greenville National Bank.

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is a $586.5-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three operating divisions - the banking division, small business lending division, and the wholesale mortgage lending division. The banking division operates seven full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and four operating as First National Bank of the South in Charleston, Mount Pleasant, Greenville and Greer. First National has also received approval from the Office of the Comptroller of the Currency to open its eighth full-service branch and Rock Hill market headquarters at 2471 Hwy. 160, Ft. Mill, South Carolina. First National also operates loan production offices in Daniel Island and Rock Hill, South Carolina.

First National Bank also operates a small business lending division under the name of First National Business Capital, and this division provides small business lending services to customers in the Carolinas and Georgia. First National Bank's wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. In addition to these services, First National offers trust and investment management services to its customers through an alliance with Colonial Trust Company, which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

First National Bancshares, Inc. and Carolina National Corporation

(Nasdaq: CNCP) recently announced they have received all regulatory approval to merge. Following the merger, Carolina National's four Columbia offices will begin operating under the name First National Bank of the South. Carolina National has also received approval from the Office of the Comptroller of the Currency to open a full-service branch in Lexington, SC, which should be completed during the summer of 2008.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to the timing of completion of the merger, uncertainties associated with integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National's shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National's assets that First National will acquire, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National's products and services in the Columbia market, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National's and Carolina National's filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. First National and Carolina National do not intend to and assume no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.